EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-74692 of The Men’s Wearhouse, Inc. on Form S-8 of our report relating to the financial statements and supplemental schedule of The Men’s Wearhouse, Inc. 401(k) Savings Plan dated June 23, 2015, appearing in this Annual Report on Form 11-K of The Men’s Wearhouse, Inc. 401(k) Savings Plan for the year ended December 31, 2014.

/s/ McConnell & Jones LLP

Houston, Texas
June 23, 2015